VALHI DECLARES QUARTERLY DIVIDEND

DALLAS, TEXAS . . . February 27, 2008 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of ten cents ($0.10) per share on its common stock, payable on March 31, 2008 to stockholders of record at the close of business on March 11, 2008.

Valhi, Inc. is engaged in the titanium dioxide pigments, component products (security products, furniture components and performance marine components) and waste management industries.

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